Exhibit (a)(1)(b)

Agilent Technologies, Inc. Stock Option Exchange Program

We have designed a website with Mellon Investor Services for you to:

•	Access the Option Exchange Program

•	Review Option Exchange Program documentation

•	Read a Summary of the Option Exchange Program

•	View your Agilent stock option history

•	Make your election choices

•	Print your election choices

•	Log back on to verify or to change your election choices

The offer is open until 5 p.m. Pacific Time on June 18, 2003. Due to the large number of employees eligible to participate, in more than 30 countries, we strongly encourage you to complete your election process as soon as possible to allow sufficient time for processing all elections.

Complete Text of the Offer to Exchange is available
(PDF, 25MB)

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Agilent Technologies, Inc. Stock Option Exchange Program

Welcome!

To enter the stock option exchange program please
enter your 8 digit Employee ID including leading zeros.

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If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

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Agilent Technologies, Inc. Stock Option Exchange Program

To complete the confirmation process, please enter the 9 digit
Personal Identification Number (PIN) that you received.

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If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
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Agilent Technologies, Inc. Stock Option Exchange Program

     To view the information below in another language please click on one of the following buttons:

Chinese (Simplified) Italian	Chinese (Traditional) Japanese	Danish Korean	Dutch Malay	French Portuguese	German Spanish

THIS OFFER EXPIRES AT 5:00 P.M. PACIFIC TIME ON

JUNE 18, 2003

Click on the links below to view details on Agilent’s Stock Option Exchange Program:

Brief Description of Offer
Key Dates
Eligibility to Receive New Options
The Exchange Ratios of New Options to Old Options
Vesting and Life of New Options
The Offer Documents
Your Decision to Participate
Instructions
Signature Confirmation Process

Complete Text of the Offer to Exchange is available
(PDF, 25MB)

Continue

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo] Mellon Investor Services

Brief Description of the Offer

Under the Stock Option Exchange Program, if you are an eligible employee with one or more stock options issued under the 1999 Stock Plan with exercise price(s) above $25.00 per share, you may elect to exchange those outstanding stock options. The outstanding options that you elect to exchange will be exchanged for new options covering a smaller number of shares after at least a 6 month and 1 day waiting period. The offer to exchange expires at 5:00 p.m. Pacific Time on June 18, 2003. We intend to cancel the surrendered options on June 20, 2003. Once we have accepted the options that you tender for exchange, your options will be cancelled and you will no longer have any rights under those options.

The 6 month and 1 day waiting period will begin after the cancellation date. Except in France, we expect to make the new grants on December 22, 2003. The new option grant date may be different in France because of the French sub-plan requirements. We anticipate that the new option grant date in France will be approximately January 7, 2004. These dates may change if we decide to extend the offer period.

Typically, the new options will have an exercise price equal to 100% of the fair market value of our common stock on the new option grant date. This may not be the case in all countries. Specifically, the exercise price may vary in France and Italy as a result of local requirements for obtaining favorable tax treatment.

We will issue promises to grant the new options, conditioned on your continued employment. The promise to grant new options will be sent promptly after the cancellation date.

Key Dates:

May 20, 2003 — Commencement of the Offer
June 18, 2003 — 5:00 p.m. Pacific Time, deadline to make elections (Expiration of the Offer)
June 20, 2003 — Agilent cancels exchanged options
Promptly After June 20, 2003 — Promise to Grant Stock Options will be sent to you
December 22, 2003 — Grant date of new options (first business day that is 6 months and 1 day after June 20)
January 7, 2004 — Grant date of new options in France due to local requirements

Eligibility to Receive New Options

As described in the Offer Documents, we are making this offer to all eligible employees of Agilent or one of our subsidiaries. All employees of Agilent or one of our subsidiaries are eligible if they were hired on or before May 20, 2003, except that retirees, Section 16 officers under U.S. securities law and members of Agilent’s Board of Directors are not eligible to participate. Agilent’s promise to grant new options to you is conditioned on your continued employment through the new option grant date. If you elect to exchange your options but do not remain an employee of Agilent or one of our subsidiaries for any reason including, but not limited to, voluntary termination, involuntary termination, divestiture, Workforce Management, death, permanent and total disability, or retirement due to age on the day we grant the new options, you will not receive any of the new options nor will you receive any compensation for the options you elected to have cancelled.

The Exchange Ratios of New Options to Old Options

The number of shares that you may receive in exchange for your old option depends upon the exercise price of your old option (unless you are exchanging an option that was granted in the last six months).

On the election screen of this web site you will see a chart that clearly shows how many new shares will be in the new option grant in exchange for the old, exchanged option.

     The exchange ratios are also described here. If your old, exchanged option had an exercise price:

          (i) at or between $25.01 per share and $39.99 per share, it will be replaced with a new option covering 1 share for every 1.5 shares covered by the exchanged option;

          (ii) at or between $40.00 per share and $69.99 per share, it will be replaced with a new option covering 1 share for every 2 shares covered by the exchanged option;

          (iii) at or between $70.00 per share and $89.99 per share, it will be replaced with a new option covering 1 share for every 2.5 shares covered by the exchanged option; and

          (iv) at or above $90.00 per share, it will be replaced with a new option covering 1 share for every 4 shares covered by the exchanged option.

In addition, as a condition to the offer, if you elect to exchange any options, you must also elect to exchange all options granted to you on or after November 20, 2002. These options will be exchanged at a one-to-one ratio. If you have any options subject to the one-to-one ratio that must be exchanged, this will be clearly marked on the election choices screen of this web site.

The number of option shares that you receive will be rounded down to the nearest whole share on a grant-by-grant basis, and will be subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date.

Vesting and Life of New Options

Each new option will be granted under Agilent’s 1999 Stock Plan, which is the same plan that covers the current options. Each new option will also be subject to a new stock option agreement, which will be sent to you after we grant the new options. The terms and conditions of the new options and new option agreements may vary from the terms and conditions of the options that you tendered for exchange.

The new options will be subject to a new vesting schedule. Except in France, each new option will vest based on a new two-year vesting schedule that will begin on the new option grant date. The vesting schedule for those new options will be as follows:

•	50% of the shares subject to the option will vest on the first anniversary of the new option grant date, and

•	the remaining 50% will vest on the second anniversary of the new option grant date,

so that each such new option will be fully vested on the 2nd anniversary of the new option grant date, subject to your continued employment with us or one of our subsidiaries through each relevant vesting date. In France, all new options, even those granted at a one-to-one ratio, will vest 100% upon the four-year anniversary of the new option grant date, as required by the French sub-plan.

Generally, each new option will expire on the same date as the option that it replaces, or earlier if your employment with us or one of our subsidiaries terminates. This will not be the case in France or Switzerland, as is explained on the guides to issues in France and Switzerland posted on the following pages on this web site.

The Offer Documents

We are making the offer to exchange upon the terms and conditions described in the following documents, all of which are included in the Tender Offer document, a link to which is below: (1) the Offer to Exchange Outstanding Options for New Options dated May 20, 2003 (referred to as the offer to exchange); (2) the Election Agreement; and (3) the web site pages (together, the “Offer Documents”). A form of promise to grant stock options is also included in the Tender Offer link below. The offer to exchange is subject to the terms of the Offer Documents as they may be amended. PLEASE READ THE OFFER DOCUMENTS CAREFULLY SO THAT YOU WILL UNDERSTAND THE RISKS OF PARTICIPATING BEFORE YOU MAKE ANY DECISIONS REGARDING THE OFFER.

An overview of the risks of participating in this offer as well as country-specific risks appear on the next two pages of this web site. To view the entire offer to exchange document, which has additional Questions and Answers, click on the Tender Offer link on this screen.

Your Decision to Participate

Participation in this offer to exchange is completely voluntary. After you read this screen and the next two screens about risks and issues in your particular country, you will see an Election Agreement screen. The Election Agreement lists each of your stock option grants. Please review each of your stock option grants. You may decide to accept or reject this offer on a grant-by-grant basis. You may decide to exchange some of your grants, all of your grants or none of your grants. It is up to you. If you choose not to participate, you will retain your current options under their current terms and conditions. If you do not want to exchange any of your options, you do not need to take any action.

You must elect to exchange all of the unexercised options under any option grant that you elect to exchange.

If you have an option that is subject to a domestic relations order (or a comparable legal document relating to the end of a marriage), please read the Questions and Answers in the offer to exchange document at the link above. Agilent does not intend to grant additional options to any eligible employees until after the new grant date, regardless of whether employees participate in this offer to exchange. Your decision to participate, or not participate, in this offer to exchange will not affect your ability to receive option grants in the future.

We are not making any recommendation as to whether you should accept the offer to exchange your options. You must make your own decision as to whether or not to participate in the offer to exchange. We recommend that you speak with your personal financial advisor to weigh the benefits and risks involved in participating in this offer to exchange.

To participate in the offer to exchange, you must properly complete the Election Agreement on this web site, following the instructions applicable to the country in which you are employed, before the offer expires at 5:00 p.m. Pacific Time on June 18, 2003. If the offer period is extended, we will notify you of the new expiration date. If you also received a paper packet with election material, please follow the instructions in that packet.

If Mellon has not received your Election Agreement before the offer expires, you will have rejected this offer and you will keep your current options.

Instructions

We have different election processes based upon the country in which you are employed.

If you are employed in one of the following countries – Australia, Canada, China, Denmark, Finland, Hong Kong, India, Ireland, Israel, Korea, Malaysia, Mexico, New Zealand, Norway, Puerto Rico, Singapore, Sweden, Taiwan, Thailand, United Kingdom or United States:

•	read the election terms and conditions on the election screen;

•	make your elections online by the deadline of 5:00 p.m. Pacific Time on June 18, 2003;

•	print a copy of your Election Agreement for your records; and

•	do not send a fax to Mellon or to Agilent, it is not necessary.

We prefer that you submit your Election Agreement via this web site. However, if you prefer, you can print your Election Agreement, execute the hard copy and fax it to Mellon at the fax number listed below or send it by mail to Mellon at one of the addresses listed below. Please see the screen titled Signature Confirmation Process for instructions on how to ensure your Election Agreement was properly submitted.

To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon by 5:00 p.m. Pacific Time on June 18, 2003 by following the procedures described in these instructions. Your new Election Agreement must include the required information regarding all of the options you want to exchange.

If you log back into the Election Agreement, change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your new Election Agreement. This is true even if the end result is the same choice as your previous election. If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

If you are employed in one of the following countries – Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela:

•	read the election terms and conditions on the election screen;

•	make your elections online by the deadline of 5:00 p.m. Pacific Time on June 18, 2003;

•	print a copy of your Election Agreement;

•	sign your Election Agreement and fax it to Mellon at the number below (or mail it to Mellon at one of the addresses listed below); and

•	keep a signed copy of your Election Agreement and the fax confirmation for your records.

Please note that you must BOTH: 1) elect online AND 2) return a signed copy of your Election Agreement to Mellon to validly exchange your options. In order for your election to be valid, Mellon must receive your signed form by the deadline of 5:00 p.m. Pacific Time on June 18, 2003. If you do not have access to a fax machine, you may use the mailing address below. However, please allow ample time for any mailed documents to arrive. Please see the screen titled Signature Confirmation Process for instructions on how to ensure we have received your Election Agreement signature.

To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon by 5:00 p.m. Pacific Time on June 18, 2003 by following the procedures described in these instructions. Your new Election Agreement must include the required information regarding all of the options you want to exchange, and you must submit a new signed Election Agreement facsimile.

\

If you log back into the Election Agreement, change your election and submit your new election, your previous election will be voided and you must follow all of the instructions to complete your new Election Agreement. This is true even if the end result is the same choice as your previous election. Your new Election Agreement will not be complete until you follow the procedures to sign and return this Election Agreement by fax or mail.

Although we intend to accept all options validly elected to be exchanged promptly after the expiration of this offer, if we have not accepted your options by 5:00 p.m. Pacific Time on July 17, 2003, you may withdraw your election to participate.

If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

By Facsimile:	By Mail:	By Overnight Courier:

(201) 329-8456	Mellon Investor Services LLC	Attn: Reorganization Dept.
	Attn: Reorganization Dept	85 Challenger Road
	P. O. Box 3308	Mail Stop — Reorg.
	South Hackensack, NJ 07606	Ridgefield Park, NJ 07660
	USA	USA

If you need help, or if you would like to request a hard copy of your Election Agreement, please contact the Mellon call center, Monday through Friday between the hours of 6:00 a.m. to 9:00 p.m. Pacific Time:

•	1-888-778-1312 (U.S. toll free)

•	1-201-329-8467 (Outside the U.S., no charge to caller)

The offer is open until 5:00 p.m. Pacific Time on June 18, 2003. Due to the large number of employees eligible to participate, in more than 30 countries, we strongly encourage you to complete your election process as soon as possible to allow sufficient time for processing all elections.

Signature Confirmation Process

If you are an employee in a country that is required to return a written signature on the Election Agreement, or an employee who received a paper packet of election materials because you do not have computer access or you are on leave of absence or decide to submit your Election Agreement by mail or fax instead of through the web site, your election is not valid unless the signed signature page from your Election Agreement is received by 5:00 p.m. Pacific Time on June 18, 2003. Mellon will receive signature pages sent by facsimile or by mail. You should save a copy of your Election Agreement and, if applicable, your fax confirmation.

Mellon will collect and verify the signature pages received each day. When a signature page has been received that matches your most recent online election, Mellon will check a box that appears on the Election Agreement web site screen.

If you have access to the web site and if the web site box indicating signature receipt has not been checked 48 hours after you sent in your signature page, or after a reasonable period of time if you sent your signature page by mail, please call Mellon at one of the phone numbers listed below to check on the status of your signature page.

If you do not have access to the web site, you should call Mellon at one of the numbers listed below after a reasonable period of time has passed to confirm that your signature page was received.

If you would like to confirm that your Election Agreement has been received, if you need help, or if you would like to request a hard copy of your Election Agreement, please contact the Mellon call center, Monday through Friday between the hours of 6:00 a.m. to 9:00 p.m. Pacific Time:

•	1-888-778-1312 (U.S. toll free)

•	1-201-329-8467 (Outside the U.S., no charge to caller)

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Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified) Italian	Chinese (Traditional) Japanese	Danish Korean	Dutch Malay	French Portuguese	German Spanish

RISKS OF PARTICIPATING IN THE OFFER

Participation in the offer involves a number of risks, including those described below.

1.     If the price of our common stock increases after your options are cancelled, your new options may have an exercise price that is higher than the exercise price of your cancelled options. In this situation, you will receive options for fewer shares at a higher exercise price.

2.     If your employment terminates for any reason before we grant the new options, you will not receive a new option, nor have any of your cancelled options returned to you, nor receive any other compensation for your cancelled options.

Once we cancel the options that you elect to exchange, all of your rights under those options terminate. Accordingly, if your employment with us or our subsidiaries terminates for any reason, including but not limited to, voluntary termination, involuntary termination, divestiture, Workforce Management, death, total and permanent disability, retirement due to age, or another company acquiring Agilent, before the grant of the new options, you will not receive reinstatement of the cancelled options, nor any new option, nor any other compensation for your cancelled options.

3.     If we are acquired by or merge with another company before the new grant date, your new options may have an exercise price that is higher than the exercise price of your cancelled options.

Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity between the expiration date and the new option grant date, then the resulting entity will be obligated to grant the new options under the same terms as provided in this offer. However, such a transaction could significantly affect the price of our common stock and your new grant, for fewer options, may be made at a higher price than your cancelled options. In addition, your new options may be exercisable for stock of the acquiror, not Agilent common stock.

4.     There may be tax risks and/or other country-specific risks associated with participation in the stock option exchange. Information concerning these country-specific risks is set forth in the Offer to Exchange. [Link to extract of Offer to Exchange Risk pages]

Additionally, you can link directly to the country-specific guide to issues on the next page.

Please review the applicable country-specific information regarding the risks and tax consequences to you of participating in the offer to exchange. You should review the information carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer to exchange.

5.     If you are a tax resident of, or are subject to, the tax laws of more than one country, you should be aware that there may be additional or other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer to exchange

Continue

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo] Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

In addition to the general risks described on the previous page and in the exchange offer, there are additional risks to consider, depending upon the country in which you are employed.

Please locate below the country in which you are employed. Then click on one of the language choices to read the guide to issues and specific risks for your chosen country. We advise you to read and consider carefully these issues and risks.

Country	Languages	Country	Languages

Argentina	English Spanish	Malaysia	English Malay

Austria	English German	Mexico	English Spanish

Australia	English	Netherlands	English Dutch

Belgium	English Dutch	New Zealand	English

Brazil	English Portuguese	Norway	English

Canada	English French	Philippines	English

China	English Simplified Chinese	Puerto Rico	English Spanish

Denmark	English Danish	Russia	English

Finland	English	Singapore	English

France	English French	Spain	English Spanish

Germany	English German	Sweden	English

Hong Kong	English	Switzerland	English French German

India	English	Taiwan	English Traditional Chinese

Ireland	English	Thailand	English

Israel	English	United Kingdom	English

Italy	English Italian	United States	English

Japan	English Japanese	Venezuela	English Spanish

Korea	English Korean

Continue

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo] Mellon Investor Services

[The following Election Agreement screens are for the countries of Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela and were used in the hard-copy packets sent to employees on leave of absence or without Agilent e-mail.]

Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified) Italian	Chinese (Traditional) Japanese	Danish Korean	Dutch Malay	French Portuguese	German Spanish

Election Agreement

For the countries of Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The
Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela.

Hello, [your name]. To make your elections, select Exchange or Do Not Exchange for your grants and click the I Agree button below. Please note that the table below reflects the following exchange ratios:

Exchange Ratio

Exercise Price Range	(Cancelled to New)

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

The table may indicate that you must exchange one or more of your grants that you received in the last six (6) months only if you elect to exchange any other eligible grant. These options will be replaced at a 1-to-1 exchange ratio.

Make ONE Election
			Options	Options	New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Granted	Outstanding	Exchanged	grant

			[Sample]			☐ Exchange ☐ Do not Exchange

Ineligible

Required if any other eligible grant is exchanged

In order for your election to be valid, Mellon must receive your signed Election Agreement by 5 P.M. Pacific Time on June 18, 2003. Please read the Terms and Conditions on the web site below and follow the instructions to finalize and print your Election Agreement.

AGILENT TECHNOLOGIES, INC. STOCK OPTION EXCHANGE PROGRAM

TERMS AND CONDITIONS:

Tender and Receipt of Election Agreement: Agilent’s receipt of your properly completed and signed Election Agreement is not by itself an acceptance of your options for exchange. For purposes of the offer to exchange, Agilent will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn when Agilent gives notice to the option holders generally of Agilent’s acceptance for exchange of such options, which notice may be made by e-mail or other method of communication.

Agilent will not accept any alternative, conditional or contingent elections. By signing this Election Agreement, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt will merely be a notification that we have received your Election Agreement and does not mean that your options have been cancelled.

Changing your Election: To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon before the expiration date by following the procedures described in the Offer Documents. Your new Election Agreement must include the required information regarding all of the options you want to exchange, and you must submit a new signed Election Agreement facsimile.

If you log back into the Election Agreement, change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your new Election Agreement. This is true even if the end result is the same choice as your previous election. Your new Election Agreement will not be complete until you follow the procedures to sign and return this Election Agreement by fax or mail.

If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

Agilent Control of Program: Agilent will determine, in its discretion, all questions as to validity, form, eligibility, including time of receipt, and acceptance of any options. Agilent’s determination of these matters will be final and binding on all parties. Agilent reserves the right to reject any Election Agreement or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn.

Agilent also reserves the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if it grants any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by Agilent. Neither Agilent nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and Agilent will strictly enforce the election deadline, subject only to an extension that it may grant in its sole discretion.

Agreed Terms and Conditions:

1.	I agree and confirm that my election choices are those indicated in the table on the Election Agreement.

2.	By participating in the Agilent stock option exchange program, I agree to all of the terms of the offer set forth in the Offer Documents and I acknowledge and accept the risks set forth in the Offer Documents.

3.	I agree that: (i) participation in the stock option exchange is voluntary; (ii) if I terminate employment for any reason prior to the new grant date, I will not receive a new stock option nor will I receive any compensation in lieu of my cancelled options; and (iii) if the stock price goes up, my new option may have an exercise price that is higher than the exercise price of my cancelled options.

4.	By participating in the Agilent stock option exchange program, I agree to give up all rights I may have with respect to the options that I elect to exchange and I acknowledge that the cancelled options will not be reinstated for any reason.

5.	I agree that decisions with respect to future grants under any Agilent employee stock plan, if any, will be at the sole discretion of Agilent.

6.	I agree that: (i) the exchange program is discretionary in nature and may be suspended or terminated by Agilent at any time prior to the cancellation of the existing options; (ii) Agilent may, at its discretion, refuse to accept my election to participate; and (iii) the exchange program is a one-time offer which does not create any contractual or other right to receive future offers, or benefits in lieu of offers.

7.	I agree that: (i) the future value of the Agilent common stock is unknown and cannot be predicted with certainty; and (ii) no claim or entitlement to compensation or damages arises if the option price for the new options is greater than for my exchanged options and I irrevocably release Agilent and its subsidiaries from any such claim that may arise.

8.	I agree that: (i) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is an extraordinary item of income which is outside the scope of the employment contract; (ii) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.	Neither my participation in the Agilent stock option exchange program nor this Election Agreement shall be construed so as to grant me any right to remain in the employ of Agilent or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

10.	For the exclusive purpose of implementing, administering and managing my participation in the stock option exchange program, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Agilent and its subsidiaries. I understand that Agilent Technologies, Inc. and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Agilent, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the stock option exchange program (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the stock option exchange program, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local legal department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer to exchange, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon exercise of the new option (if granted). I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock option exchange program. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local legal department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer to exchange. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local legal department representative.

11.	Regardless of any action that Agilent or a subsidiary of Agilent takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the exchange, including the cancellation/exchange of eligible options, the grant of new options, the exercise of new options and the sale of shares (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Agilent and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Agilent and/or its subsidiaries or from proceeds of the sale of shares. Alternatively, or in addition, if permissible under local law, Agilent may, in its discretion: (1) sell or arrange for the sale of shares of Agilent common stock that I acquire to meet the Applicable Withholding obligation; and/or (2) withhold in shares of Agilent common stock, provided that Agilent withholds only the amount of shares of Agilent common stock necessary to satisfy the minimum withholding amount. Finally, I agree to pay to Agilent or its subsidiary any amount of Applicable Withholdings that Agilent or its subsidiary may be required to withhold as a result of my participation in the stock option exchange program if Agilent does not satisfy the Applicable Withholding through other means.

12.	The Offer Documents are incorporated herein by reference. The Offer Documents and this Election Agreement constitute the entire agreement between me and Agilent with respect to the subject matter hereof and supersede in their entirety all prior agreements (including stock option agreements relating to exchanged stock options) with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

13.	I agree that participation in the Agilent stock option exchange program is governed by the terms and conditions set forth in the Offer Documents and this Election Agreement. I have received the Offer Documents. I agree to accept as binding, conclusive and final all decisions or interpretations of Agilent upon any questions relating to the stock option exchange and this Election Agreement.

14.	I acknowledge that I may be executing part or all of this Election Agreement in English and I agree to be bound accordingly.

I Agree

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Election Agreement

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Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela.

You have made the elections below. If this is correct, click the Submit button below, if it is not, click the Change Election button below to modify your elections.

Make ONE Election
			Options	Options	New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Granted	Outstanding	Exchanged	grant

			[Sample]			Exchange

Do not Exchange

Ineligible

Required

Change Election

Submit

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Agilent Technologies, Inc. Stock Option Exchange Program

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Election Agreement

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Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela.

You have made the elections below.

In order for your election to be valid, Mellon must receive your signed Election Agreement by 5:00 p.m. Pacific Time on June 18, 2003. Please click the “Signature Page” button below to complete your election. If you do not have access to a fax machine, you may use the mailing address provided on the fax document. However, please allow ample time for any mailed documents to arrive.

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

Exchange

[Sample]						Do not Exchange

Ineligible

Required

You may log back onto this web site at any time until the expiration of this offer at 5 p.m. Pacific Time on June 18, 2003 to check to see if your signature page has been received. Please allow at least 48 hours for faxed signatures to be recorded or ample time for signatures sent by mail. You may also log back on to review or change your election.

Signature Page

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Agilent Technologies, Inc. Stock Option Exchange Program

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or

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Agilent Technologies, Inc. Stock Option Exchange Program

Election Agreement

[Employee Name]	Employee ID: [	]
[Address]

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

Exchange
[Sample]						Do not Exchange

Ineligible

Required

I agree that participation in the Agilent stock option exchange program is governed by the terms and conditions set forth in the Offer Documents. The Offer Documents consist of the Offer to Exchange dated May 20, 2003, the Election Agreement and the web site pages, as they may be amended. I have received the Offer Documents. I agree to accept as binding, conclusive and final all decisions or interpretations of Agilent upon any questions relating to the stock option exchange and this Election Agreement. I agree to be bound by the Terms and Conditions set forth in this Election Agreement.

Date:

OFFEREE SIGNATURE
[Employee Name]

Date:

AGILENT TECHNOLOGIES, INC.

Please sign and date this page of the Election Agreement and fax it to the number below.
Keep a copy for your records.

By Facsimile:	By Mail:	By Overnight Courier:

	Mellon Investor Services LLC	Mellon Investor Services LLC
(201) 329-8456	Attn: Reorganization Dept	Attn: Reorganization Dept.
	P. O. Box 3308	85 Challenger Road
	South Hackensack, NJ 07606	Mail Stop — Reorg.
	USA	Ridgefield Park, NJ 07660
USA

Continue

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Agilent Technologies, Inc. Stock Option Exchange Program

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If you forget to print your Election Agreement
Signature page, click below:

Go back to	Logout
Signature Page

Agilent Technologies, Inc. Stock Option Exchange Program

You have logged out of
Agilent’s Stock Option Exchange Program.
Thank you for participating.

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[The following Welcome Back screen is for the counties of Argentina, Austria, Belgium, Brazil, France,
Germany, Italy, Japan, The Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela.]

Agilent Technologies, Inc. Stock Option Exchange Program

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For the countries of Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The
Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela.

Welcome back, [your name]. If you do not wish to change your election, you may logout. To change your elections, click Change Election below. Please note that the table below reflects the following exchange ratios:

Exchange Ratio

Exercise Price Range	(Cancelled to New)

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

The table may indicate that you must exchange one or more of your grants that you received in the last six (6) months only if you elect to exchange any other eligible grant. These options will be replaced at a 1-to-1 exchange ratio.

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

Exchange
[Sample]						Do not Exchange

Ineligible

Required

Mellon will check the box on the web site when your signature is received on an Election Agreement that matches your most recent election choices above: Signature Received [     ]

If the box above is not checked within 48 hours after you sent your Election Agreement signature page by facsimile, you may call Mellon using the number below. If you sent your Election Agreement signature page through the mail please allow extra time for the signature page to arrive.

To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon before the expiration date by following the Instructions described on this web site. If you log back into the web site, click any boxes to change your election, and click the Submit button, your previous election will be voided. This is true even if the end result is the same choice as your previous election.

If you make a new election choice and do not properly complete the Election Agreement process, your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

Logout	Change Election

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[The following Election Agreement and Welcome Back Screens are for the countries of: Australia, Canada, China, Denmark, Finland, Hong Kong, India, Ireland, Israel, Korea, Malaysia, Mexico, New Zealand, Norway, Puerto Rico, Singapore, Sweden, Taiwan, Thailand, United Kingdom, or United States]

Agilent Technologies, Inc. Stock Option Exchange Program

To view the below information in another language please click on one of the following buttons:

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Election Agreement

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Hello, [your name]. To make your elections, select Exchange or Do Not Exchange for your grants and click the I Agree button below. Please note that the below table reflects the following exchange ratios:

Exchange Ratio

Exercise Price Range	(Cancelled to New)

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

The table below may indicate that you must exchange one or more of your grants that you received in the last six (6) months if you elect to exchange any other eligible grant. These options will be replaced at a 1-to-1 exchange ratio.

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

☐ Exchange
[Sample]						☐ Do not Exchange

Ineligible

Required if any other eligible grant is exchanged

AGILENT TECHNOLOGIES, INC. STOCK OPTION EXCHANGE PROGRAM
TERMS AND CONDITIONS:

Tender and Receipt of Election Agreement: Agilent’s receipt of your properly completed online Election Agreement is not by itself an acceptance of your options for exchange. For purposes of the offer to exchange, Agilent will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn when Agilent gives notice to the option holders generally of Agilent’s acceptance for exchange of such options, which notice may be made by e-mail or other method of communication.

Agilent will not accept any alternative, conditional or contingent elections. Although a screen on this web site will confirm receipt of this Election Agreement, by submitting this Election Agreement, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt will merely be a notification that we have received your Election Agreement and does not mean that your options have been cancelled.

Changing your Election: To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon before the expiration date by following the procedures described in the Offer Documents. The Offer Documents consist of the Offer to Exchange dated May 20, 2003, the Election Agreement and the web site pages, as they may be amended. Your new Election Agreement must include the required information regarding all of the options you want to exchange.

If you log back into the Election Agreement, click any boxes to change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your Election Agreement. This is true even if the end result is the same choice as your previous election.

If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

Agilent Control of Program: Agilent will determine, in its discretion, all questions as to validity, form, eligibility, including time of receipt, and acceptance of any options. Agilent’s determination of these matters will be final and binding on all parties. Agilent reserves the right to reject any Election Agreement or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn.

Agilent also reserves the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if it grants any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by Agilent. Neither Agilent nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and Agilent will strictly enforce the election deadline, subject only to an extension that it may grant in its sole discretion.

Agreed Terms and Conditions:

1.	I agree and confirm that my election choices are those indicated in the table on the Election Agreement.

2.	By participating in the Agilent stock option exchange program, I agree to all of the terms of the offer set forth in the Offer Documents and I acknowledge and accept the risks set forth in the Offer Documents.

3.	I agree that: (i) participation in the stock option exchange is voluntary; (ii) if I terminate employment for any reason prior to the new grant date, I will not receive a new stock option nor will I receive any compensation in lieu of my cancelled options; and (iii) if the stock price goes up, my new option may have an exercise price that is higher than the exercise price of my cancelled options.

4.	By participating in the Agilent stock option exchange program, I agree to give up all rights I may have with respect to the options that I elect to exchange and I acknowledge that the cancelled options will not be reinstated for any reason.

5.	I agree that decisions with respect to future grants under any Agilent employee stock plan, if any, will be at the sole discretion of Agilent.

6.	I agree that: (i) the exchange program is discretionary in nature and may be suspended or terminated by Agilent at any time prior to the cancellation of the existing options; (ii) Agilent may, at its discretion, refuse to accept my election to participate; and (iii) the exchange program is a one-time offer which does not create any contractual or other right to receive future offers, or benefits in lieu of offers.

7.	I agree that: (i) the future value of the Agilent common stock is unknown and cannot be predicted with certainty; and (ii) no claim or entitlement to compensation or damages arises if the option price for the new options is greater than for my exchanged options and I irrevocably release Agilent and its subsidiaries from any such claim that may arise.

8.	I agree that: (i) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is an extraordinary item of income which is outside the scope of the employment contract; (ii) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.	Neither my participation in the Agilent stock option exchange program nor this Election Agreement shall be construed so as to grant me any right to remain in the employ of Agilent or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

10.	For the exclusive purpose of implementing, administering and managing my participation in the stock option exchange program, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Agilent and its subsidiaries. I understand that Agilent Technologies, Inc. and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Agilent, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the stock option exchange program (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the stock option exchange program, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local legal department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer to exchange, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon exercise of the new option (if granted). I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock option exchange program. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local legal department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer to exchange. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local legal department representative.

11.	Regardless of any action that Agilent or a subsidiary of Agilent takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the exchange, including the cancellation/exchange of eligible options, the grant of new options, the exercise of new options and the sale of shares (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Agilent and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Agilent and/or its subsidiaries or from proceeds of the sale of shares. Alternatively, or in addition, if permissible under local law, Agilent may, in its discretion: (1) sell or arrange for the sale of shares of Agilent common stock that I acquire to meet the Applicable Withholding obligation; and/or (2) withhold in shares of Agilent common stock, provided that Agilent withholds only the amount of shares of Agilent common stock necessary to satisfy the minimum withholding amount. Finally, I agree to pay to Agilent or its subsidiary any amount of Applicable Withholdings that Agilent or its subsidiary may be required to withhold as a result of my participation in the stock option exchange program if Agilent does not satisfy the Applicable Withholding through other means.

12.	The Offer Documents are incorporated herein by reference. The Offer Documents and this Election Agreement constitute the entire agreement between me and Agilent with respect to the subject matter hereof and supersede in their entirety all prior agreements (including stock option agreements relating to exchanged stock options) with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

13.	I agree that participation in the Agilent stock option exchange program is governed by the terms and conditions set forth in the Offer Documents and this Election Agreement. I have received the Offer Documents. I agree to accept as binding, conclusive and final all decisions or interpretations of Agilent upon any questions relating to the stock option exchange and this Election Agreement.

14.	I acknowledge that by clicking on the “I Agree” button below, I agree to be bound by the electronic execution of this Election Agreement.

I Agree

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Election Agreement

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You have made the elections below. If this is correct click the Submit button below, if it is not, click the Change Election button below to modify your selections.

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

Exchange
[Sample]						Do not Exchange

Ineligible

Required

Change Election

By clicking on the Submit button I have agreed to the Terms and Conditions of this Election Agreement:

Submit

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Agilent Technologies, Inc. Stock Option Exchange Program

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Election Agreement

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[Pacific Time: Date and time]

[Employee Name] you have made the elections below.

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

Exchange

[Sample]						Do not Exchange

Ineligible

Required

You may log back onto this web site to change your election at any time until the expiration of this offer at 5 p.m. Pacific Time on June 18, 2003. You may also log back on to review your election.

Please print out this page of the Election Agreement for your records.

Logout

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Agilent Technologies, Inc. Stock Option Exchange Program

You have logged out of
Agilent’s Stock Option Exchange Program.
Thank you for participating.

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Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified)	Chinese(Traditional)	Danish	Dutch	French	German
Italian	Japanese	Korean	Malay	Portuguese	Spanish

Welcome back, [your name]. If you do not wish to change your election, you may logout. To change your elections, click the Change Election button below. Please note that the table below reflects the following exchange ratios:

Exchange Ratio

Exercise Price Range	(Cancelled to New)

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

The table may indicate that you must exchange one or more of your grants that you received in the last six (6) months only if you elect to exchange any other eligible grant. These options will be replaced at a 1-to-1 exchange ratio.

Make ONE
					New Grant if	Election for each
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	eligible grant

Exchange

[Sample]						Do not Exchange

Ineligible

Required

To add, withdraw or change the options that you wish to exchange, you must follow the Instructions described on the web site. If you log back into the web site, click any boxes to change your election and click to Submit your election, your previous election will be voided. This is true even if the end result is the same choice as your previous election.

If you make a new election choice and do not properly complete the Election Agreement process, your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

Logout	Change Election

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

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Mellon Investor Services